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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

ADELPHIA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On January 28, 2005, the Compensation Committee of the Board of Directors of Adelphia Communications Corporation (the "Compensation Committee") approved a fiscal 2005 base salary increase for Joseph W. Bagan, Senior Vice President, Southeast Region, a "named executive officer" of Adelphia Communication Corporation (the "Company"). Mr. Bagan's fiscal 2005 base salary will be $270,000, representing an increase of 3.8% over his base salary for 2004.

        On January 28, 2005, the Compensation Committee approved normalizing 2004 operating results to eliminate the consequences of certain extraordinary events for purposes of calculating bonus payments under the Company's 2004 Short-Term Incentive Plan and awards under the Company's Amended and Restated Performance Retention Plan. As a result of these adjustments, bonus payments and awards were higher than they otherwise would have been without the adjustments.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)
	By:	/s/ BRAD M. SONNENBERG Brad M. Sonnenberg Executive Vice President, General Counsel and Secretary

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  Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE